                                                                      Exhibit 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                              Six Months Ended June 30
                                              ------------------------
                                                 1998          1999
                                                 ----          ----
Weighted average shares outstanding:          4,923,180      5,816,426
                                             ==========     ==========

Net income (loss)                                92,549     $ (679,090)
                                             ==========     ==========

Basic net income (loss) per share            $      .02     $     (.12)
                                             ==========     ==========
Effect of dilutive stock
options                                         102,440              0
                                             ==========     ==========

Average shares outstanding:
Diluted                                       5,025,620      5,816,426
                                             ==========     ==========
Diluted net income (loss) per share          $      .02     $     (.12)
                                             ==========     ==========